UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________
FORM 8-K

_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): January 7, 2026
Curis, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

128 Spring Street, Building C - Suite 500, Lexington, MA 02421
(Address of Principal Executive Offices) (Zip Code)
(617) 503-6500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On January 7, 2026, Curis, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell an aggregate of (i) 20,195 shares of its Series B convertible non-redeemable preferred stock, par value $0.01 per share (the “Series B Preferred Stock”), (ii) Series A warrants (the “Series A Warrants”) to purchase 26,926,675 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (or, in certain circumstances, pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), (iii) Series B warrants (the “Series B Warrants”) to purchase 26,926,675 shares of Common Stock (or, in certain circumstances, Pre-Funded Warrants) and (iv) Series C warrants to purchase 26,926,675 shares of Common Stock (or, in certain circumstances, Pre-Funded Warrants) (the “Series C Warrants” and, together with the Series A Warrants and the Series B Warrants, the “Warrants”) to the Purchasers in a private placement (the “PIPE Financing”). Each share of Series B Preferred Stock is being sold together with a Series A Warrant to purchase 1,333.33 shares of Common Stock, a Series B Warrant to purchase 1,333.33 shares of Common Stock and a Series C Warrant to purchase 1,333.33 shares of Common Stock (collectively, a “Security”). The Securities will be sold at a purchase price of $1,000.00 per Security to the Purchasers, which includes the Company’s Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, Chief Development Officer and a member of the Board of Directors. The Warrants will each have an exercise price of $0.75 per share (the “Exercise Price”).
The closing of the PIPE Financing is subject to the satisfaction of customary closing conditions and is expected to occur on or about January 8, 2026 (the “Closing Date”).
The PIPE Financing could result in gross proceeds of up to approximately $80.8 million to the Company (assuming the exercise in full of the Warrants), including initial gross proceeds of approximately $20.2 million to the Company on the Closing Date, in each case before placement agent fees and offering expenses. The Company intends to use the initial net proceeds from the PIPE Financing, together with the Company’s existing cash and cash equivalents, to provide financing for research and development, general corporate expenses, and working capital needs.
Laidlaw & Company (UK) Ltd. is acting as sole placement agent for the PIPE Financing. The Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agent.
The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Series B Preferred Stock
Subject to the terms and limitations contained in the Certificate of Designations, Preferences and Rights of Series B Convertible Non-Redeemable Preferred Stock (the “Certificate of Designations”), the Series B Preferred Stock issued in the PIPE Financing will not become convertible into Common Stock until the Company’s stockholders have approved each of (i) an increase in the number of authorized shares of Common Stock to enable the Company to issue all of the shares of Common Stock that are issuable upon conversion of the Series B Preferred Stock (the “Conversion Shares”), and (ii) the issuance of the Conversion Shares in accordance with the listing rules of the Nasdaq Stock Market (collectively, the “Stockholder Approval”). Effective as of 5:00 p.m. Eastern Time on the third business day after the date of the Stockholder Approval and subject to the Company filing an amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware evidencing such Stockholder Approval, each share of Series B Preferred Stock will automatically convert into approximately 1,333 shares of Common Stock (the “Automatic Conversion”), subject to adjustment as provided in the Certificate of Designations and subject to the Beneficial Ownership Limitation (as defined in the Certificate of Designations). The Company will not effect any conversion of shares of Series B Preferred Stock in the Automatic Conversion to the extent that, after giving effect to the Automatic Conversion, a Purchaser would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (the “Excess Shares”), and instead, the Company will issue such Purchaser a Pre-Funded Warrant exercisable for the number of shares of Common Stock equal to the Excess Shares, subject to the terms and conditions of the Pre-Funded Warrant.
The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Warrants
The Series A Warrants will be exercisable following receipt of Requisite Stockholder Approval and the Certificate of Amendment Filing (each as defined in the Series A Warrant) and will terminate on January 8, 2031.

The Series B Warrants will be exercisable following the receipt of Requisite Stockholder Approval and the Certificate of Amendment Filing (each as defined in the Series B Warrant) and will terminate upon the 30th calendar day following date on which the Company publicly announces that the fifth patient has been dosed in the Company’s Phase 2 clinical trial of emavusertib in combination with an approved Bruton Tyrosine Kinase Inhibitor in chronic lymphocytic leukemia (the “Initial Termination Date”). If the closing sale price of the Company’s Common Stock at the Initial Termination Date is below the Exercise Price of the Series B Warrant, such Exercise Price will be reset to the closing sale price of the Company’s Common Stock on the Initial Termination Date (provided that the Exercise Price will not be reduced to less than 50% of the initial Exercise Price) and the Initial Termination Date will be extended an additional 30 days.
The Series C Warrants will be exercisable following the receipt of Requisite Stockholder Approval and the Certificate of Amendment Filing (each as defined in the Series C Warrant) and will terminate on July 8, 2027.
Under the terms of the Warrants, the Company may not effect the exercise of any Warrant, and the Purchasers will not have the right to exercise any portion of any Warrant if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the Purchaser (together with its affiliates) would exceed 4.99% or 9.99%, as elected by the Purchaser at the date of issuance, of the number of shares of Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the Purchaser’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99% or 19.99%, as elected by the Purchaser at the date of issuance. To the extent that specified beneficial ownership limitations described above restrict the exercise of the Series A Warrants, the Series B Warrants and/or the Series C Warrants, a Purchaser may choose, in lieu of receiving Common Stock upon exercise of such Warrants, to receive a Pre-Funded Warrant to purchase an identical number of shares of Common Stock it would have received upon the exercise of its Series A Warrants, Series B Warrants and/or Series C Warrants, except that the applicable Exercise Price of the applicable Warrant will instead be the Exercise Price less $0.01 per share, and the resulting issued Pre-Funded Warrant will have an exercise price of $0.01 per share. Each Pre-Funded Warrant that may be issued in accordance with the Certificate of Designations and the Warrants will be exercisable immediately upon issuance and continuing through and including the date the Pre-Funded Warrant is exercised in full.
In certain circumstances, upon a fundamental transaction (as described in the Warrants and Pre-Funded Warrants, as applicable, and generally including any reclassification, reorganization or recapitalization of the Common Stock, the sale, lease, license, assignment, conveyance, transfer or other disposition of all or substantially all of the Company’s assets, the Company’s consolidation or merger with or into another person in which the Company is not the surviving entity, the acquisition of more than 50% of the Company’s outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power of the Company’s outstanding Common Stock and in connection with such transaction the Common Stock is converted into or exchanged for other securities, cash or property), the holders of Warrants (and any Pre-Funded Warrants) will be entitled to receive upon exercise of such warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.
Notwithstanding anything to contrary, upon certain fundamental transactions, the holders of the Series A Warrants and Series C Warrants (and any Pre-Funded Warrants) will have the right to require the Company or a successor entity to repurchase such Series A Warrants and Series C Warrants (or Pre-Funded Warrants) at their value determined using a Black Scholes option pricing formula; provided that if (i) the fundamental transaction is not approved by the Board of Directors of the Company, and therefore not within the Company’s control, and (ii) the alternate consideration payable to holders of Common Stock in such fundamental transaction consists of equity securities of the successor or acquirer that are quoted or listed on a nationally recognized securities exchange, then the holder of such warrants will only be entitled to receive from the Company or the successor entity the same type or form of consideration (and in the same proportion), determined based on the value of such warrant value using a Black Scholes option pricing formula, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction.
The foregoing descriptions of the Series A Warrants, the Series B Warrants, the Series C Warrants and the Form of Pre-Funded Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Form of Series A Warrant, the Form of Series B Warrant, the Form of Series C Warrant and the Form of Pre-Funded Warrant, copies of which are filed herewith as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Registration Rights Agreement
On January 7, 2026, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register for resale the Conversion Shares and the shares of Common Stock issuable upon conversion of the Warrants (the “Warrant Shares, and together with the Conversion Shares, the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Purchasers of their Registrable Securities no later than 45 days following the Closing Date (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable and to keep such registration statement effective until the earlier of the date that all Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.
In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) following receipt of the Requisite Stockholder Approval (as defined in the Purchase Agreement), the registration statement is not declared effective prior to the earliest of (a) five business days after the date on which the Company is notified by the Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (b) the 90th day following the closing of the PIPE Financing, if the SEC staff determines not to review the registration statement, or (c) the 120th day following the closing of the PIPE Financing, if the SEC staff determines to review the registration statement, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Purchaser as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such Purchaser in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such 30-day period during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.
The Company has granted the Purchasers customary indemnification rights under the Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights under the Registration Rights Agreement. The representations, warranties and covenants contained in the Registration Rights Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information contained above in Item 1.01 related to the PIPE Financing is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale in the PIPE Financing of shares of Series B Preferred Stock, the Warrants, the Conversion Shares, the Warrant Shares and the shares of Common Stock issuable upon conversion of any Pre-Funded Warrants (collectively, the “PIPE Securities”) is being conducted pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder. The PIPE Securities have not been registered under the Securities Act or any state securities laws, and the PIPE Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The PIPE Financing will not involve a public offering and will be made without general solicitation or general advertising. The Purchasers represented that they are institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3), (4), (7), (8) or (9) under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, and that they are acquiring the PIPE Securities for investment purposes only and not with a view to any resale, distribution or other disposition of the PIPE Securities in violation of the United States federal securities laws.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.
Pursuant to the terms of the Purchase Agreement, on January 7, 2026 (the “Filing Date”), the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware designating 20,195 shares of its authorized and unissued preferred stock as Series B Preferred Stock. The Certificate of Designation sets forth the rights, preferences and privileges of the shares of Series B Preferred Stock.
Shares of Series B Preferred Stock will generally have no voting rights, except as required by applicable law and except that the consent of holders of a majority of the outstanding shares of Series B Preferred Stock will be required to (i) alter, repeal or change the powers, preferences or rights of the Series B Preferred Stock or alter or amend the Certificate of Designations so as to adversely affect the Series B Preferred Stock, (ii) supplement, amend, restate, repeal, or waive any provision of the Company’s Restated Certificate of Incorporation or Bylaws, or file any certificate of amendment, certificate of designation, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, regardless of whether any of the foregoing actions will be by means of amendment to the Company’s Restated Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (iii) increase or decrease (other than by conversion) the number of authorized shares of Series B Preferred Stock; or (iv) enter into any agreement with respect to any of the foregoing.
Shares of Series B Preferred Stock will be entitled to receive dividends equal to (on an as-if-converted-to-Common Stock basis), and in the same form and manner as, dividends actually paid on shares of Common Stock.
The Series B Preferred Stock shall rank: senior to any class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms junior to the Series B Preferred Stock (“Junior Securities”); on parity with all of the Common Stock and any other class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms on parity with the Series B Preferred Stock (“Parity Securities”); and junior to any class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms senior to the Series B Preferred Stock (“Senior Securities”); in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up, whether voluntarily or involuntarily (each, a “Dissolution”).
In the event of a Dissolution, subject to any prior or superior rights of the holders of Senior Securities, holders of the Series B Preferred Stock will be entitled to receive, before any distributions to the holders of Junior Securities and pari passu with any distributions to the holders of Parity Securities, an amount per share of Series B Preferred Stock equal to the greater of (i) the $1,000.00, plus any dividends declared but unpaid on such share of Series B Preferred Stock, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock (without regard to any restrictions on conversion, including the Beneficial Ownership Limitation) immediately prior to such Dissolution. For the avoidance of any doubt, neither a change in control of the Company, the merger or consolidation of the Company with or into any other entity, nor the sale, lease, exchange or other disposition of all or substantially all of the Company’s assets shall, in and of itself, be deemed to constitute a Dissolution.
The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01. Other Events.
Press Release
On January 7, 2026, the Company issued a press release announcing the pricing of the PIPE Financing. A copy of the press release has been filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Business Update; Cash Runway
The Company is focusing its operations on its recently initiated Phase 2 combination study of emavusertib in chronic lymphocytic leukemia (with zanubrutinib) and its ongoing combination Phase 1/2 studies in relapsed/refractory primary central nervous system lymphoma (with ibrutinib). The Company has completed its monotherapy and combination studies of emavusertib in acute myeloid leukemia (“AML”). Assuming receipt of additional cash resources, the Company plans to continue development of emavusertib as a monotherapy and in combination with other agents in AML. The Company estimates that its existing cash and cash equivalents, together with the proceeds from the PIPE Financing (excluding proceeds from exercises of Warrants, if any), will extend the Company’s cash runway into 2027. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could exhaust its available capital resources sooner than it anticipates.
Nasdaq Update
As previously disclosed, on August 21, 2025, the Company received notice from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) stating that, because the Company has not regained compliance with Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”) which requires the market value of the Company’s listed securities to be at least $35,000,000, its securities would be delisted from The Nasdaq Capital Market unless the Company timely appeals the Staff’s delisting determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”) by August 28, 2025. The Company timely requested a hearing before the Panel, which request stayed any further suspension or delisting action by the Staff, pending the ultimate conclusion of the hearing process.
On October 20, 2025, the Company received written notice from Nasdaq indicating that the Panel has granted the Company an exception until November 14, 2025 to regain compliance with the MVLS Requirement.
On November 6, 2025, the Company announced its sale of the Erivedge business and as a result, the Company believes it has stockholders’ equity in excess of the $2.5 million requirement for continued listing pursuant to Listing Rule 5550(b)(1) as the alternative requirement for the MVLS Requirement.
On January 7, 2026, the Company announced a PIPE Financing which could result in gross proceeds of up to approximately $80.8 million to the Company (assuming the exercise in full of the Warrants), including initial gross proceeds of approximately $20.2 million on the Closing Date. The Company believes the proceeds from the PIPE Financing will result in sustained stockholders’ equity above the $2.5 million requirement for continued listing pursuant to Listing Rule 5550(b)(1) as the alternative requirement for the MVLS Requirement. However, there can be no assurance that the Panel will determine that the Company has regained compliance with Nasdaq continued listing standards or that the Company will remain listed on Nasdaq.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, any statements with respect to the PIPE Financing and the expected closing of the PIPE Financing and the Company’s anticipated cash runway; any statements relating to the Company’s ongoing trials and programs; and statements of assumptions underlying any of the foregoing. Forward-looking statements may contain the words "believes," "expects," "anticipates," "plans," "intends," "seeks," "estimates," "assumes," "predicts," "projects," "targets," "will," "may," "would," "could," "should," "continue," "potential," "focus," "strategy," "mission," or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the PIPE Financing and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that the Company will be able to complete the PIPE Financing on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the PIPE Financing, the Company and its business can be found under the caption “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings that the Company periodically makes with the SEC. In addition, any forward-looking statements represent the views of the Company only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. The Company disclaims any intention or obligation to update any of the forward-looking statements after the date of this Current Report on Form 8-K whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Non-Redeemable Preferred Stock
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
4.3	Form of Series C Warrant
4.4	Form of Pre-Funded Warrant
10.1	Securities Purchase Agreement, dated January 7, 2025, by and among the Company and the Purchasers named therein
10.2	Registration Rights Agreement, dated January 7, 2025, by and among the Company and the Purchasers named therein
99.1	Press Release, dated January 7, 2026
104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date:	January 7, 2026	By:	/s/ Diantha Duvall
Diantha Duvall
Chief Financial Officer